Exhibit 3.3

BYLAWS
OF
MERGE HEALTHCARE INCORPORATED
(a Delaware corporation)

ARTICLE I.  OFFICES

1.01.                      Principal and Business Offices.  The corporation may have such principal and other business offices, either within or without the State of Delaware, as the Board of Directors may designate or as the business of the corporation may require from time to time.

1.02.                      Registered Office.  The registered office of the corporation shall be maintained in the City of Wilmington, State of Delaware, and the registered agent in charge thereof is The Corporation Trust Company.  The registered agent and the address of the registered office may be changed from time to time by the Board of Directors.

ARTICLE II.  STOCKHOLDERS

2.01.                      Annual Meeting.  The annual meeting of the stockholders of the corporation (the “Annual Meeting”) shall be held at such time and date as may be fixed by or under the authority of the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may properly come before the Annual Meeting in accordance with Section 2.13 of these bylaws.  In fixing a meeting date for any Annual Meeting, the Board of Directors may consider such factors as it deems relevant within the good faith exercise of its business judgment.

2.02.                      Special Meetings.  A special meeting of the stockholders (a “Special Meeting”) may be called only by (i) the Chairman of the Board, (ii) the Chief Executive Officer, or (iii) the Board of Directors.  Business conducted at each Special Meeting shall be confined to the purposes stated in the notice of such meeting.

2.03.                      Place of Meeting.  The Board of Directors, the Chairman of the Board or the Chief Executive Officer may designate any place, either within or without the State of Delaware, as the place of meeting for any Annual Meeting or for any Special Meeting, or for any postponement thereof.  If no designation is made, the place of meeting shall be the principal business office of the corporation.  Any meeting may be adjourned to reconvene at any place designated by vote of the Board of Directors or by the Chairman of the Board or the Chief Executive Officer.

2.04.                      Notice of Meeting.  Written notice stating the place, day and hour of any Annual Meeting or Special Meeting shall be delivered not less than ten (10) (unless a longer period is required by the General Corporation Law of Delaware (the “DGCL”)) nor more than seventy (70) days before the date of such meeting, either personally or by mail, by or at the direction of the Secretary, to each stockholder of record entitled to vote at such meeting and to other stockholders as may be required by the DGCL.  If mailed, notice pursuant to this Section 2.04 shall be deemed to be effective when deposited in the United States of America mail, addressed to each stockholder at his or her address as it appears on the stock record books of the corporation, with postage thereon prepaid.  Unless otherwise required by the DGCL, a notice of an Annual Meeting need not include a description of the purpose for which the meeting is called.  In the case of any Special Meeting, the notice of meeting shall describe any business that the Board of Directors shall have theretofore determined to bring before the meeting.  If an Annual Meeting or Special Meeting is adjourned to a different date, time or place, the corporation shall not be required to give notice of the new date, time or place if the new date, time or place is announced at the meeting before adjournment; provided, however, that if a new Meeting Record Date for an adjourned meeting is or must be fixed, the corporation shall give notice of the adjourned meeting to persons who are stockholders as of the new Meeting Record Date.

2.05.                      Fixing of Record Date.  The Board of Directors may fix in advance a date not less than ten (10) days and not more than sixty (60) days prior to the date of any Annual Meeting or Special Meeting as the record date for the determination of stockholders entitled to notice of, or to vote at, such meeting (the “Meeting Record Date”).  The stockholders of record on the Meeting Record Date shall be the stockholders entitled to notice of and to vote at the meeting.  A determination of stockholders entitled to notice of and to vote at any Annual Meeting or Special Meeting is effective for any adjournment of such meeting unless the Board of Directors fixes a new Meeting Record Date.  The Board of Directors may also fix in advance a date as the record date for the purpose of determining stockholders entitled to take any other action or determining stockholders for any other purpose.  Such record date shall be not more than sixty (60) days prior to the date on which the particular action, requiring such determination of stockholders, is to be taken.  The record date for determining stockholders entitled to a distribution (other than a distribution involving a purchase, redemption or other acquisition of the corporation’s shares) or a share dividend is the date on which the Board of Directors authorizes the distribution or share dividend, as the case may be, unless the Board of Directors fixes a different record date.

2.06.                      Stockholder Lists.  After a Meeting Record Date has been fixed, the corporation shall prepare a list of the names of all of the stockholders entitled to notice of the meeting.  The list shall be arranged by class or series of shares, if any, and show the address of and number of shares held by each stockholder.  Such list shall be available for inspection by any stockholder, beginning two (2) business days after notice of the meeting is given for which the list was prepared and continuing to the date of the meeting, at the corporation’s principal office or at a place identified in the meeting notice in the city where the meeting will be held.  A stockholder or his or her agent may, on written demand, inspect and, subject to the limitations imposed by the DGCL, copy the list, during regular business hours and at his or her expense, during the period that it is available for inspection pursuant to this Section 2.06.  The corporation shall make the stockholders’ list available at the meeting and any stockholder or his or her agent or attorney may inspect the list at any time during the meeting or any adjournment thereof.  Refusal or failure to prepare or make available the stockholders’ list shall not affect the validity of any action taken at a meeting of stockholders.

2.07.                      Quorum and Voting Requirements; Postponements; Adjournments.  The holders of a majority of the shares of capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise expressly provided by the DGCL, the Certificate of Incorporation or these bylaws.  If, however, such majority shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or by proxy, shall have the power, by the vote of the holders of a majority of the capital stock thereon, to adjourn the meeting from time to time, without notice other than announcement at the meeting (except as otherwise provided by the DGCL).  At such adjourned meeting at which the requisite amount of shares of voting stock shall be represented, any business may be transacted that might have been transacted at the meeting as originally scheduled.  At all meetings of the stockholders, each stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder and hearing a date not more than three (3) years prior to said meeting, unless such instrument lawfully provides for a longer period.  At each meeting of the stockholders, each stockholder shall have one (1) vote for each share of capital stock having voting power, registered in his or her name on the books of the corporation at the record date fixed or otherwise determined in accordance with these bylaws.  Except as otherwise expressly provided by the DGCL, the Certificate of Incorporation or these bylaws, all matters coming before any meeting of the stockholders shall be decided by the vote of a majority of the number of shares of stock present in person or represented by proxy at such meeting and entitled to vote thereat; provided, however, that a quorum shall be present.  The directors shall be elected by the stockholders at the annual meeting or any special meeting called for such purpose.   Unless otherwise provided in the Certificates of Incorporation, directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election of directors at any Annual Meeting or Special Meeting at which a quorum is present.  For purposes of this Section 2.07, “plurality” means that the individuals with the largest number of votes are elected as directors up to the maximum number of directors to be chosen at the Annual Meeting or Special Meeting.

2.08.                      Conduct of Meetings.  The Chairman of the Board, and in his or her absence, the Chief Executive Officer, shall call any Annual Meeting or Special Meeting to order and shall act as chairman of such meeting.  In the absence of the Chairman of the Board and the Chief Executive Officer, such duties shall be performed by the President.  In the absence of the Chairman of the Board, the Chief Executive Officer and the President, such duties shall be performed by a Vice President in the order provided under Section 4.07, or in their absence, by any person chosen by the stockholders present.  The Secretary of the corporation shall act as secretary of all Annual Meetings and Special Meetings, but, in the absence of the Secretary, the presiding officer may appoint any other person to act as secretary of the meeting.

2.09.                      Proxies.  At any Annual Meeting or Special Meeting, a stockholder entitled to vote may vote in person or by proxy.  A stockholder may appoint a proxy to vote or otherwise act for the stockholder by signing an appointment form, either personally or by his or her attorney–in–fact.  An appointment of a proxy is effective when received by the Secretary or other officer or agent of the corporation authorized to tabulate votes.  An appointment is valid for eleven (11) months from the date of its signing unless a different period is expressly provided in the appointment form.  The Board of Directors shall have the power and authority to make rules establishing presumptions as to the validity and sufficiency of proxies.

2.10.                      Voting of Shares.  Each outstanding share shall be entitled to one (1) vote upon each matter submitted to a vote at any Annual Meeting or Special Meeting except to the extent that the voting rights of the shares of any class or classes are enlarged, limited or denied by the Certificate of Incorporation or the DGCL.

2.11.                      Acceptance of Instruments Showing Stockholder Action.  If the name signed on a vote, consent, waiver or proxy appointment corresponds to the name of a stockholder, the corporation, if acting in good faith, may accept the vote, consent, waiver or proxy appointment and give it effect as the act of a stockholder.  If the name signed on a vote, consent, waiver or proxy appointment does not correspond to the name of a stockholder, the corporation, if acting in good faith, may accept the vote, consent, waiver or proxy appointment and give it effect as the act of the stockholder if any of the following apply:

(a)           The stockholder is an entity and the name signed purports to be that of an officer or agent of the entity.

(b)           The name purports to be that of a personal representative, administrator, executor, guardian or conservator representing the stockholder and, if the corporation requests, evidence of fiduciary status acceptable to the corporation is presented with respect to the vote, consent, waiver or proxy appointment.

(c)           The name signed purports to be that of a receiver or trustee in bankruptcy of the stockholder and, if the corporation requests, evidence of this status acceptable to the corporation is presented with respect to the vote, consent, waiver or proxy appointment.

(d)           The name signed purports to be that of a pledgee, beneficial owner, or attorney–in–fact of the stockholder and, if the corporation requests, evidence acceptable to the corporation of the signatory’s authority to sign for the stockholder is presented with respect to the vote, consent, waiver or proxy appointment.

(e)           Two (2) or more persons are the stockholders as co–tenants or fiduciaries and the name signed purports to be the name of at least one (1) of the co–owners and the person signing appears to be acting on behalf of all co–owners.

The corporation may reject a vote, consent, waiver or proxy appointment if the Secretary or other officer or agent of the corporation who is authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory’s authority to sign for the stockholder.

2.12.                      Waiver of Notice by Stockholders.  A stockholder may waive any notice required by the DGCL, the Certificate of Incorporation or these bylaws before or after the date and time stated in the notice.  The waiver shall be in writing and signed by the stockholder entitled to the notice, contain the same information that would have been required in the notice under applicable provisions of the DGCL (except that the time and place of meeting need not be stated) and be delivered to the corporation for inclusion in the corporate records.  A stockholder’s attendance at any Annual Meeting or Special Meeting, in person or by proxy, waives objection to all of the following:  (a) lack of notice or defective notice of the meeting, unless the stockholder at the beginning of the meeting or promptly upon arrival objects to holding the meeting or transacting business at the meeting; and (b) consideration of a particular matter at the meeting that is not within the purpose described in the meeting notice, unless the stockholder objects to considering the matter when it is presented.

2.13.                      Notice of Stockholder Business and Nomination of Directors.

(a)                      Nominations of persons for election to the Board of Directors of the corporation and the proposal of business to be considered by the stockholders may be made at an Annual Meeting (A) pursuant to the corporation’s notice of meeting, (B) by or at the direction of the Board of Directors, or (C) by any stockholder of the corporation who is a stockholder of record at the time of giving of notice provided for in this bylaw and who is entitled to vote at the meeting and complies with the notice procedures set forth in this Section 2.13.

(b)                      For nominations, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation.  To be timely, a stockholder’s notice shall be received by the Secretary of the corporation at the principal executive offices of the corporation not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the date of the prior year’s annual meeting.  Such stockholder’s notice shall be signed by the stockholder of record who intends to make the nomination (or his duly authorized proxy or other representative), shall bear the date of signature of such stockholder (or proxy or other representative) and shall set forth:  (A) the name and address, as they appear on this corporation’s books, of such stockholder and the beneficial owner or owners, if any, on whose behalf the nomination or proposal is made; (B) the class and number of shares of the corporation which are beneficially owned by such stockholder or beneficial owner or owners; (C) a representation that such stockholder is a holder of record of shares of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to make the nomination or introduce the other business specified in the notice; and (D) the name and residence address of the person or persons to be nominated, (II) a description of all arrangements or understandings between such stockholder or beneficial owner or owners and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by such stockholder, (III) such other information regarding each nominee proposed by such stockholder as would be required to be disclosed in solicitations of proxies for elections of directors, or would be otherwise required to be disclosed, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including any information that would be required to be included in a proxy statement filed pursuant to Regulation 14A had the nominee been nominated by the Board of Directors, and (IV) the written consent of each nominee to be named in a proxy statement and to serve as a director of the corporation if so elected.

ARTICLE III.  BOARD OF DIRECTORS

3.01.                      General Powers and Number.  All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, its Board of Directors.  The number of directors of the corporation shall consist of not less than three (3) nor more than eleven (11) individuals.  The specific number of directors shall be fixed from time to time by the Board of Directors.

3.02.                      Chairman of the Board.  The Board of Directors shall annually elect one (1) of its members to be Chairman of the Board and shall fill any vacancy in the position of Chairman of the Board at such time and in such manner as the Board of Directors shall determine.  The Chairman of the Board shall preside at all meetings of the Board of Directors and of stockholders.  The Chairman shall perform such other duties and services as shall be assigned to or required of the Chairman by the Board of Directors.

3.03.                      Tenure and Qualifications.  Each director shall hold office until the next Annual Meeting and until his or her successor shall have been elected and qualified, or until there is a decrease in the number of directors which takes effect after the expiration of his or her term, or until his or her prior death, resignation or removal.  A director may be removed by the stockholders only at a meeting called for the purpose of removing the director, and the meeting notice shall state that the purpose or one of the purposes, of the meeting is removal of the director.  A director may be removed from office but only for cause (as defined herein) if the number of votes cast to remove the director exceeds the number of votes cast not to remove him or her; provided, however, that, if the Board of Directors, by resolution, shall have recommended removal of a director, then the stockholders may remove such director without cause by the vote referred to above.  As used herein, “cause” shall exist only if the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction or has been adjudged liable for actions or omissions in the performance of his or her duty to the corporation in a matter which has had a materially adverse effect on the business of the corporation.  A director may resign at any time by delivering written notice which complies with the DGCL to the Chairman of the Board or to the corporation.  A director’s resignation is effective when the notice is delivered unless the notice specifies a later effective date.  Directors need not be residents of the State of Delaware.

3.04.                      Regular Meetings.  A regular meeting of the Board of Directors shall be held without other notice than this bylaw immediately after the Annual Meeting, and each adjourned session thereof.  The place of such regular meeting shall be the same as the place of the Annual Meeting which precedes it, or such other suitable place as may be announced at such Annual Meeting.  The Board of Directors may provide, by resolution, the time and place, either within or without the State of Delaware, for the holding of additional regular meetings without other notice than such resolution.

3.05.                      Special Meetings.  Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the Chief Executive Officer or any three (3) directors.  The Chairman of the Board or the Chief Executive Officer may fix any place, either within or without the State of Delaware, as the place for holding any special meeting of the Board of Directors, and if no other place is fixed the place of meeting shall be the principal business office of the corporation.

3.06.                      Notice; Waiver.  Notice of each meeting of the Board of Directors (unless otherwise provided in or pursuant to Section 3.04) shall be given by written notice delivered or communicated in person, by electronic mail, telegram, telefacsimile or other form of wire or wireless communication, or by mail or private carrier, to each director at his or her business address or at such other address as such director shall have designated in writing filed with the Secretary, in each case not less than forty eight (48) hours prior to the time of the meeting.  If mailed, such notice shall be deemed to be effective when deposited in the United States of America mail so addressed, with postage thereon prepaid.  If notice be given by electronic mail, telegram, telefacsimile or other form of wire or wireless communication, such notice shall be deemed to be effective when transmitted for delivery.  If notice is given by private carrier, such notice shall be deemed to be effective when the notice is delivered to the private carrier.  Whenever any notice whatever is required to be given to any director of the corporation under the Certificate of Incorporation or these bylaws or any provision of the DGCL, a waiver thereof in writing, signed at any time, whether before or after the time of meeting, by the director entitled to such notice, shall be deemed equivalent to the giving of such notice.  The corporation shall retain any such waiver as part of the permanent corporate records.  A director’s attendance at or participation in a meeting waives any required notice to him or her of the meeting unless the director at the beginning of the meeting or promptly upon his or her arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

3.07.                      Quorum.  Except as otherwise provided by the DGCL or by the Certificate of Incorporation or these bylaws, a majority of the number of directors determined in accordance with Section 3.01 shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but a majority of the directors present (though less than such quorum) may adjourn the meeting from time to time without further notice.

3.08.                      Manner of Acting.  The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by the DGCL or by the Certificate of Incorporation or these bylaws.

3.09.                      Conduct of Meetings.  The Chairman of the Board, and in his or her absence, any director chosen by the directors present, shall call meetings of the Board of Directors to order and shall act as chairman of the meeting.  The Secretary of the corporation shall act as secretary of all meetings of the Board of Directors, but in the absence of the Secretary, the presiding officer may appoint any Assistant Secretary or any director or other person present to act as secretary of the meeting.  Minutes of any regular or special meeting of the Board of Directors shall be prepared and distributed to each director.

3.10.                      Vacancies.  Except as provided below, any vacancy occurring in the Board of Directors, including a vacancy resulting from an increase in the number of directors, may be filled by any of the following:  (a) the stockholders; (b) the Board of Directors; or (c) if the directors remaining in office constitute fewer than a quorum of the Board of Directors, the directors, by the affirmative vote of a majority of all directors remaining in office.  If the vacant office was held by a director elected by a voting group of stockholders, only the holders of shares of that voting group may vote to fill the vacancy if it is filled by the stockholders, and only the remaining directors elected by that voting group may vote to fill the vacancy if it is filled by the directors.  A vacancy that will occur at a specific later date, because of a resignation effective at a later date or otherwise, may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

3.11.                      Compensation.  The Board of Directors, by affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, may establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise, or may delegate such authority to an appropriate committee.  The Board of Directors also shall have authority to provide for or to delegate authority to an appropriate committee to provide for reasonable pensions, disability or death benefits, and other benefits or payments, to directors, officers and employees to the corporation.

3.12.                      Presumption of Assent.  A director of the corporation who is present at a meeting of the Board of Directors or a committee thereof of which he or she is a member at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless any of the following occurs:  (a) the director objects at the beginning of the meeting or promptly upon his arrival to holding the meeting or transacting business at the meeting; (b) the director dissents or abstains from an action taken and minutes of the meeting are prepared that show the director’s dissent or abstention from the action taken; (c) the director delivers written notice that complies with the DGCL of his dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation immediately after adjournment of the meeting; or (d) the director dissents or abstains from an action taken, minutes of the meeting are prepared that fail to show the director’s dissent or abstention from the action taken, and the director delivers to the corporation a written notice of that failure that complies with the DGCL promptly after receiving the minutes.  Such right to dissent or abstain shall not apply to a director who voted in favor of such action.

3.13.                      Committees.  The Board of Directors by resolution adopted by the affirmative vote of a majority of the number of directors set forth in Section 3.01 may create one (1) or more committees, appoint members of the Board of Directors to serve on the committees and designate other members of the Board of Directors to serve as alternates.  Each committee shall have at least one (1) member who shall, unless otherwise provided by the Board of Directors, serve at the pleasure of the Board of Directors.  A committee may be authorized to exercise the authority of the Board of Directors, except as otherwise limited by the DGCL.  Unless otherwise provided by the Board of Directors in creating the committee, a committee may employ counsel, accountants and other consultants to assist it in the exercise of its authority.

3.14.                      Telephonic Meetings.  Except as herein provided and notwithstanding any place set forth in the notice of the meeting or these bylaws, members of the Board of Directors (and any committee thereof) may participate in regular or special meetings by, or through the use of, any means of communication by which all participants may simultaneously hear each other, such as by telephone conference.  If a meeting is conducted by such means, then at the commencement of such meeting the presiding officer shall inform the participating directors that a meeting is taking place at which official business may be transacted.  Any participant in a meeting by such means shall be deemed present in person at such meeting.  Notwithstanding the foregoing, no action may be taken at any meeting held by such means on any particular matter which the presiding officer determines, in his sole discretion, to be inappropriate under the circumstances for action at a meeting held by such means.  Such determination shall be made and announced in advance of such meeting.

3.15.                      Unanimous Consent without Meeting.  Any action required or permitted by the Certificate of Incorporation or these bylaws or any provision of the DGCL to be taken by the Board of Directors (or a committee thereof) at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all members of the Board or of the committee, as the case may be, then in office.  Such action shall be effective when the last director or committee member signs the consent, unless the consent specifies a different effective date.

ARTICLE IV.  OFFICERS

4.01.                      Number.  The principal officers of the corporation shall be a Chief Executive Officer, a President, one (1) or more Vice Presidents, a Chief Financial Officer, a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors.  Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors.  The Board of Directors may also authorize any duly appointed officer to appoint one (1) or more officers or assistant officers.  Any two (2) or more offices may be held by the same person.

4.02.                      Election and Term of Office.  The officers of the corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after the Annual Meeting.  If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be.  Each officer shall hold office until such officer’s successor shall have been duly elected or until his or her prior death, resignation or removal.

4.03.                      Removal and Resignation.  The Board of Directors may remove any officer and, unless restricted by the Board of Directors or these bylaws, an officer may remove any officer or assistant officer appointed by that officer, at any time, with or without cause and notwithstanding the contract rights, if any, of the officer removed.  Election or appointment shall not of itself create contract rights.  An officer may resign at any time by delivering notice to the corporation that complies with the DGCL.  The resignation shall be effective when the notice is delivered, unless the notice specifies a later effective date and the corporation accepts the later effective date.

4.04.                      Vacancies.  A vacancy in any principal office because of death, resignation, removal, disqualification or otherwise, shall be filled by the Board of Directors for the unexpired portion of the term.  If a resignation of an officer is effective at a later date as contemplated by Section 4.03 hereof, the Board of Directors may fill the pending vacancy before the effective date if the Board provides that the successor may not take office until the effective date.

4.05.                      Chief Executive Officer.  Subject to the control of the Board of Directors, the Chief Executive Officer shall in general supervise and control all of the business and affairs of the corporation.  He or she shall have authority, subject to such rules as may be prescribed by the Board of Directors, to appoint and remove such agents and employees of the corporation as he or she shall deem necessary, to prescribe their powers, duties and compensation, and to delegate authority to them.  He or she shall have authority to sign, execute and acknowledge, on behalf of the corporation, all deeds, mortgages, securities, contracts, leases, reports, and all other documents or other instruments necessary or proper to be executed in the course of the corporation’s regular business, or which shall be authorized by resolution of the Board of Directors; and, except as otherwise provided by law or the Board of Directors, he or she may authorize any elected President, Vice President or other officer or agent of the corporation to sign, execute and acknowledge such documents or instruments in his place and stead.  In general, he or she shall perform all duties incident to the office of Chief Executive Officer of the corporation and such other duties as may be prescribed by the Board of Directors from time to time.

4.06.                      President.  In the absence of the Chief Executive Officer or in the event of his or her death, inability or refusal to act, or in the event for any reason it shall be impracticable for the Chief Executive Officer to act personally, the President shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer.  He or she shall have authority, subject to such rules as may be prescribed by the Board of Directors, to appoint such agents and employees of the corporation as he or she shall deem necessary, to prescribe their powers, duties and compensation, and to delegate authority to them.  Such agents and employees shall hold office at the discretion of the President.  He or she shall have authority to sign, execute and acknowledge, on behalf of the corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the corporation’s regular business, or which shall be authorized by resolution of the Board of Directors; and, except as otherwise provided by law or the Board of Directors, he or she may authorize any Vice President or other officer or agent of the corporation to sign, execute and acknowledge such documents or instruments in his place and stead.  In general the President shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer from time to time.

4.07.                      The Vice Presidents.  In the absence of the President or in the event of his or her death, inability or refusal to act, or in the event for any reason it shall be impracticable for the President to act personally, the Vice President (or in the event there be more than one (1) Vice President, the Vice Presidents in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.  Any Vice President may sign, with the Secretary or Assistant Secretary, certificates for shares of the corporation and shall perform such other duties and have such authority as from time to time may be delegated or assigned to him or her by the President, Chief Executive Officer or by the Board of Directors.  The execution of any instrument of the corporation by any Vice President shall be conclusive evidence, as to third parties, of his authority to act in the stead of the President.

4.08.                      Chief Financial Officer.  Subject to the control of the Board of Directors and the Chief Executive Officer, the Chief Financial Officer shall in general perform all of the duties incident to the office of Chief Financial Officer and have such other duties and exercise such other authority as from time to time may be delegated or assigned to him by the Chief Executive Officer or by the Board of Directors.  He or she shall have authority to sign, execute and acknowledge, on behalf of the corporation, all deeds, mortgages, contracts, leases, reports, and all other documents or other instruments necessary or proper to be executed in the course of the corporation’s regular business, or which shall be authorized by the Chief Executive Officer or by resolution of the Board of Directors.  The Chief Financial Officer shall have the same authority as a Vice President of the corporation under these bylaws to execute documents, contracts or the like on behalf of the corporation or to otherwise bind the corporation.

4.09.                      The Secretary.  The Secretary shall: (a) keep the minutes of all Annual Meetings and Special Meetings and of all meetings of the Board of Directors in one (1) or more books provided for that purpose (including records of actions taken without a meeting); (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by the DGCL; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (d) maintain a record of the stockholders of the corporation, in a form that permits preparation of a list of the names and addresses of all stockholders, by class or series of shares and showing the number and class or series of shares held by each stockholder; (e) sign with the Chief Executive Officer, the President, or a Vice President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of Secretary and have such other duties and exercise such authority as from time to time may be delegated or assigned to him or her by the President, the Chief Executive Officer or by the Board of Directors.

4.10.                      The Treasurer.  The Treasurer shall:  (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) maintain appropriate accounting records; (c) receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of Section 5.04; and (d) in general perform all of the duties incident to the office of Treasurer and have such other duties and exercise such other authority as from time to time may be delegated or assigned to him or her by the President, the Chief Executive Officer or by the Board of Directors.  If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

4.11.                      Assistant Secretaries and Assistant Treasurers.  There shall be such number of Assistant Secretaries and Assistant Treasurers as the Board of Directors may from time to time authorize.  The Assistant Secretaries may sign with the Chief Executive Officer, the President or a Vice President, certificates for shares of the corporation the issuance of which shall have been authorized by a resolution of the Board of Directors.  The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine.  The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties and have such authority as shall from time to time be delegated or assigned to them by the Secretary or the Treasurer, respectively, or by the President, the Chief Executive Officer or the Board of Directors.

4.12.                      Other Assistants and Acting Officers.  The Board of Directors shall have the power to appoint, or to authorize any duly appointed officer of the corporation to appoint, any person to act as assistant to any officer, or as agent for the corporation in his stead, or to perform the duties of such officer whenever for any reason it is impracticable for such officer to act personally, and such assistant or acting officer or other agent so appointed by the Board of Directors or the appointing officer shall have the power to perform all the duties of the office to which he or she is so appointed to be assistant, or as to which he or she is so appointed to act, except as such power may be otherwise defined or restricted by the Board of Directors or the appointing officer.

4.13.                      Salaries.  The salaries of the principal officers shall be fixed from time to time by the Board of Directors or by a duly authorized committee thereof, and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the corporation.

ARTICLE V.  CONTRACTS, LOANS, CHECKS AND DEPOSITS;

SPECIAL CORPORATE ACTS; FISCAL YEAR

5.01.                      Contracts.  The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute or deliver any instrument in the name of and on behalf of the corporation, and such authorization may be general or confined to specific instances.  In the absence of other designation, all deeds, mortgages and instruments of assignment or pledge made by the corporation shall be executed in the name of the corporation by the Chief Executive Officer, the President or one (1) of the Vice Presidents and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer; the Secretary or an Assistant Secretary, when necessary or required, shall affix the corporate seal thereto; and when so executed no other party to such instrument or any third party shall be required to make any inquiry into the authority of the signing officer or officers.

5.02.                      Loans.  No indebtedness for borrowed money shall be contracted on behalf of the corporation and no evidences of such indebtedness shall be issued in its name unless authorized by or under the authority of a resolution of the Board of Directors.  Such authorization may be general or confined to specific instances.

5.03.                      Checks, Drafts, etc.  All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by or under the authority of a resolution of the Board of Directors.

5.04.                      Deposits.  All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as may be selected by or under the authority of a resolution of the Board of Directors.

5.05.                      Voting of Securities Owned by this Corporation.  Subject always to the specific directions of the Board of Directors, (a) any shares or other securities issued by any other corporation and owned or controlled by this corporation may be voted at any meeting of security holders of such other corporation by the Chief Executive Officer if he or she be present, or in his or her absence by the President of this corporation if he or she be present, or in his or her absence by any Vice President of this corporation who may be present, and (b) whenever, in the judgment of the Chief Executive Officer, or in his absence of the President, or in his absence of any Vice President, it is desirable for this corporation to execute a proxy or written consent in respect to any shares or other securities issued by any other corporation and owned by this corporation, such proxy or consent shall be executed in the name of this corporation by the Chief Executive Officer, the President or one (1) of the Vice Presidents of this corporation, without necessity of any authorization by the Board of Directors, affixation of corporate seal or countersignature or attestation by another officer.  Any person or persons designated in the manner above stated as the proxy or proxies of this corporation shall have full right, power and authority to vote the shares or other securities issued by such other corporation and owned by this corporation the same as such shares or other securities might be voted by this corporation.

5.06.                      Fiscal Year.  The fiscal year of the corporation shall be as designated from time to time by the Board of Directors.

ARTICLE VI.  CERTIFICATES FOR SHARES AND THEIR TRANSFER

6.01.                      Certificates for Shares.  Certificates representing shares of the corporation shall be in such form, consistent with the DGCL, as shall be determined by the Board of Directors.  Such certificates shall be signed by the Chairman of the Board, the Chief Executive Officer, the President or a Vice President and by the Secretary or an Assistant Secretary.  All certificates for shares shall be consecutively numbered or otherwise identified.  The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation.  All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except as provided in Section 6.06.

6.02.                      Facsimile Signatures and Seal.  The seal of the corporation (if any) on any certificates for shares may be a facsimile.  The signatures of the Chairman of the Board, the Chief Executive Officer, the President or any Vice President and the Secretary or Assistant Secretary upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the corporation itself or an employee of the corporation.

6.03.                      Signature by Former Officers.  In case any officer, who has signed or whose facsimile signature has been placed upon any certificate for shares, shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer at the date of its issue.

6.04.                      Transfer of Shares.  Prior to due presentment of a certificate for shares for registration of transfer the corporation may treat the registered owner of such shares as the person exclusively entitled to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner.  Where a certificate for shares is presented to the corporation with a request to register for transfer, the corporation shall not be liable to the owner or any other person suffering loss as a result of such registration of transfer if (a) there were on or with the certificate the necessary endorsements, and (b) the corporation had no duty to inquire into adverse claims or has discharged any such duty.  The corporation may require reasonable assurance that said endorsements are genuine and effective and in compliance with such other regulations as may be prescribed under the authority of the Board of Directors.

6.05.                      Restrictions on Transfer.  A restriction on the hypothecation, transfer or registration of the shares of the corporation may be imposed either by these bylaws or by an agreement among any number of stockholders or such holders and the corporation.  No restriction so imposed shall be binding with respect to those securities issued prior to the adoption of the restriction unless the holders of such securities are parties to an agreement or voted in favor of the restriction.  The face or reverse side of each certificate representing shares shall bear a conspicuous notation of any restriction imposed by the corporation upon the transfer of such shares.

6.06.                      Lost, Destroyed or Stolen Certificates.  Where the owner claims that his or her certificate for shares has been lost, destroyed or wrongfully taken, a new certificate shall be issued in place thereof if the owner (a) so requests before the corporation has notice that such shares have been acquired by a bona fide purchaser, and (b) files with the corporation a sufficient indemnity bond, and (c) satisfies such other reasonable requirements as the Board of Directors may prescribe.

6.07.                      Consideration for Shares.  The Board of Directors may authorize shares to be issued for consideration consisting of any tangible or intangible property or benefit to the corporation, including cash, promissory notes, services performed, contracts for services to be performed or other securities of the corporation.  Before the corporation issues shares, the Board of Directors shall determine that the consideration received or to be received for the shares to be issued is adequate.  In the absence of a resolution adopted by the Board of Directors expressly determining that the consideration received or to be received is adequate, Board approval of the issuance of the shares shall be deemed to constitute such a determination.  The determination of the Board of Directors is conclusive insofar as the adequacy of consideration for the issuance of shares relates to whether the shares are validly issued, fully paid and nonassessable.  The corporation may place in escrow shares issued in whole or in part for a contract for future services or benefits, a promissory note, or other property to be issued in the future, or make other arrangements to restrict the transfer of the shares, and may credit distributions in respect of the shares against their purchase price, until the services are performed, the benefits or property are received or the promissory note is paid.  If the services are not performed, the benefits or property are not received or the promissory note is not paid, the corporation may cancel, in whole or in part, the shares escrowed or restricted and the distributions credited.

6.08.                      Stock Regulation.  The Board of Directors shall have the power and authority to make all such further rules and regulations not inconsistent with the statutes of the State of Delaware as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the corporation.

6.09.                      Transfer Agent and Registrars.  The Board shall have the power to appoint one (1) or more transfer agents and registrars for the transfer and registration of certificates of stock of any class, and may require that stock certificates be countersigned and registered by one (1) or more of such transfer agents and registrars.

ARTICLE VII.  SEAL

7.01.                      The Board of Directors may (but shall not be required to) provide a corporate seal.

ARTICLE VIII.  INDEMNIFICATION / EXCULPATION

8.01.                      Exculpation.

(a) A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, as the same exists or hereafter may be amended, or (d) for any transaction from which the director derived an improper personal benefit.

(b) If the DGCL hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of directors of this corporation shall be eliminated or limited to the full extent authorized by the DGCL, as so amended.  Any repeal or modification of this Section 8.01 shall not increase the personal liability of any director of this corporation for any act or occurrence taking place prior to such repeal or modification or otherwise adversely affect any right or protection of a director of this corporation existing at the time of such repeal or modification.

8.02.                      Indemnification.

(a)           Right to Indemnification.  Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, investigation, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director of the corporation or is or was serving at the request of the corporation as a director of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is an alleged action in an official capacity as a director or in any other capacity while serving as a director, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than permitted prior thereto), against all cost, expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in paragraph (c) hereof with respect to proceedings to enforce rights to indemnification, the corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the board of directors of the corporation.

(b)            Right to Advancement of Expenses.  Any person entitled to indemnification pursuant to paragraph (a) of this Article VIII shall also be reimbursed by the corporation for all expenses incurred in defending or preparing to defend any proceeding for which such right to indemnification is applicable, in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the DGCL requires, an advancement of expenses shall be made only upon delivery to the corporation of an undertaking by or on behalf of such director to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Article VIII or otherwise.

(c) Right of Indemnitee to Bring Suit.  The rights to indemnification and to the advancement of expenses conferred in paragraphs (a) and (b) of this Article VIII shall be contract rights between the corporation and each director.  Any repeal or modification of this Article VIII shall not affect any rights or obligations then existing with respect to any state of facts or proceeding then existing.  If a claim under paragraph (a) or (b) of this Article VIII is not paid in full by the corporation within sixty (60) days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim.  If successful in whole or in part in any such suit, or in a suit brought by the corporation to recover an advancement of expense pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit.  In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking the corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard for indemnification set forth in the DGCL.  Neither the failure of the corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the corporation (including its board of directors, independent legal counsel or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such a suit.  In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VIII or otherwise shall be on the corporation.

(d) Non–Exclusivity of Rights.  The rights to indemnification and to the advancement of expenses conferred in this Article VIII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, this Certificate of Incorporation, any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

(e) Witnesses.  To the extent that any director of the corporation is by reason of such position, or a position with another entity at the request of the corporation, a witness in any proceeding, he shall be indemnified against all costs and expenses actually and reasonably incurred by him or on his behalf in connection therewith.

(f) Insurance.  The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under this Article VIII or the DGCL.

(g) Indemnification of Employees and Agents of the Corporation.  The corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the advancement of expenses to any officer, employee or agent of the corporation, or to any person serving at the request of the corporation as an officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, to the fullest extent of the provisions of this Article VIII with respect to the indemnification and advancement of expenses of directors of the corporation.

8.03.                      Predecessors and Subsidiaries.  Notwithstanding anything to the contrary in this Article VIII, the directors and officers of the corporation’s predecessor and subsidiaries shall continue to be entitled to rights to indemnification and to the advancement of expenses conferred in the charter documents of such predecessors and subsidiaries and not any such rights conferred under this Article VIII.

ARTICLE IX.  AMENDMENTS

9.01.                      By Stockholders.  These bylaws may be altered, amended or repealed and new bylaws may be adopted by the stockholders at any Annual Meeting or Special Meeting at which a quorum is in attendance.

9.02.                      By Directors.  These bylaws may also be altered, amended or repealed and new bylaws may be adopted by the Board of Directors by affirmative vote of a majority of the number of directors present at any meeting at which a quorum is in attendance; provided, however, that the stockholders in adopting, amending or repealing a particular bylaw may provide therein that the Board of Directors may not amend, repeal or readopt that bylaw.

9.03.                      Implied Amendments.  Any action taken or authorized by the stockholders or by the Board of Directors, which would be inconsistent with the bylaws then in effect but is taken or authorized by affirmative vote of not less than the number of shares or the number of directors required to amend the bylaws so that the bylaws would be consistent with such action, shall be given the same effect as though the bylaws had been temporarily amended or suspended so far, but only so far, as is necessary to permit the specific action so taken or authorized.

ARTICLE X.  INTERPRETATION

10.01.                      Interpretation.  Unless the context requires otherwise, all words used in these bylaws in the singular number extend to and include the plural, all words in the plural number extend to and include the singular, and all words in any gender extend to and include all genders.